UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

45 William Street, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 237-5100

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 10, 2005, PerkinElmer, Inc. (“PerkinElmer”) entered into a second supplemental indenture (the “Supplemental Indenture”) with U.S. Bank National Association, as successor trustee to State Street Bank and Trust Company (the “Trustee”), to the Indenture dated as of December 26, 2002 among PerkinElmer, the Guarantors named therein and the Trustee (as supplemented by the first supplemental indenture dated as of December 22, 2003, the “Indenture”), relating to PerkinElmer’s 8 7/8% Notes due 2013 (the “Notes”). The Supplemental Indenture was entered into in connection with PerkinElmer’s previously announced tender offer and consent solicitation (collectively, the “Tender Offer”) with respect to the Notes. The Supplemental Indenture amends the Notes by eliminating substantially all of the restrictive covenants, certain events of default and related definitions from the Indenture. The amendments set forth in the Supplemental Indenture became effective when PerkinElmer purchased the validly tendered Notes pursuant to the Tender Offer, which occurred on November 14, 2005, the initial settlement date. The Supplemental Indenture is attached hereto as Exhibit 4.1 and is herein incorporated by reference.

U.S. Bank National Association and its affiliates have in the past provided and may in the future provide financial services to PerkinElmer or its affiliates, for which they have received customary fees and commissions.

Item 8.01. Other Events

On November 8, 2005, PerkinElmer announced that, pursuant to its previously announced Tender Offer, it had received the requisite consents to amend the indenture under which the Notes were issued under the terms of the Tender Offer. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference. By November 8, 2005, PerkinElmer received validly tendered notes from holders of 99.96% of the approximately $270,000,000 aggregate outstanding principal amount of the Notes.

On November 14, 2005, PerkinElmer accepted for payment $269.9 million of the aggregate principal of its outstanding Notes, representing all of the Notes validly tendered and not withdrawn before 9:00 a.m. New York City time, on November 14, 2005, the initial settlement date. The tender offer will expire at 9:00 a.m., New York City time, on November 23, 2005, unless extended, and PerkinElmer expects the final settlement date, if any, to occur promptly after the expiration of the tender offer.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: November 15, 2005

By: /s/ Robert F. Friel

        Robert F. Friel

        Executive Vice President and

        Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of November 10, 2005, between PerkinElmer, Inc. and U.S. Bank National Association (as successor to State Street Bank and Trust Company) relating to the 8 7/8% Notes dues 2013

99.1	Press release entitled “PerkinElmer Announces Receipt of Requisite Consents in Solicitation Relating to its 8 7/8% Notes”, issued by PerkinElmer on November 8, 2005